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                                                                     EXHIBIT 5.1



                                November 25, 1997

                                                                 C 30501-00016

Fuisz Technologies Ltd.
14555 Avion Parkway
Chantilly, VA  22021

            Re: Proposed Registered Offering of Convertible Subordinated Debentures and Shares of Common Stock Issuable upon Conversion Thereof

Ladies and Gentlemen:

            We have acted as counsel for Fuisz Technologies Ltd., a Delaware corporation (the "Company"), in connection with the registration by the Company on Form S-3, Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on November 25, 1997. The Registration Statement covers $75,000,000 in principal amount of the Company's 7% Convertible Subordinated Debentures due 2004 (the "Debentures") and shares (the "Shares") of the Company's common stock, par value $0.01 per share, issuable upon conversion of the Debentures, each to be sold by certain selling holders of the Debentures.

            We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

            Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, and subject to

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Fuisz Technologies Ltd.
November 25, 1997

Page 2


receipt from the Commission of an order declaring the Registration Statement effective and compliance with applicable state securities laws, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

            We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement and under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                       Very truly yours,



                                       GIBSON, DUNN & CRUTCHER LLP

ROM/SSS